Exhibit 10.2

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (this “Agreement”) is entered into by and between Allen Muhich (“Executive”) and FARO Technologies, Inc. (“Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”) as of January 12, 2024 (the “Effective Date”).
RECITALS

WHEREAS, in connection with Executive’s separation from the Company under the Key Executive Change in Control and Severance Plan, and in order to promote a smooth and amicable transition of duties, the Company has decided to offer the transition and separation compensation described herein, conditioned upon Executive’s compliance with the terms and conditions described in this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.Transition.

(a) Transition Period Employment. Upon the Effective Date, Executive will continue in the following employment roles (the period beginning on the Effective Date and ending on (and inclusive of) the Separation Date (defined below) are referred to as the “Transition Period”):

(i) Roles During Transition Period. The Executive will continue serving as the Chief Financial Officer until January 16, 2024 (“Transition Date”). On such Transition Date, Executive will relinquish and cease to serve in the role as Chief Financial Officer but will continue to serve the Company as a strategic advisor/employee until the Separation Date (as defined below). After the Transition Date, the Executive will not thereafter represent himself as being an officer of the Company or any of its affiliates for any purpose. Throughout the Transition Period, the Executive will dutifully and diligently perform his responsibilities, including but not limited to the following assignments, duties, obligations, representations and covenants:

(A) Work on initiatives and projects that have been or will be assigned by the President & Chief Executive Officer (“CEO”);

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(B) Provide all deliverables required for the completion of the Company’s 2023 audited financial statements and the timely filing of the Company’s Form 10-K in February and, if requested, to act as the principal financial officer signing such filing and associated certifications; and

(C) Assist and providing transition support to the new Chief Financial Officer in the preparation of the Company’s 2023 audited financial statements, the filing of the Form 10-K and the associated Audit Committee and Board presentations.

(ii) Term of Strategic Advisor Role. The Executive will continue as a strategic advisor / employee (or other title determined by the Company) with the Company through April 1, 2024, subject to the terms of this Agreement (the “Scheduled Separation Date” and the actual final day of such employment, the “Separation Date”). As of the Separation Date, the Executive’s employment will be terminated, and Executive will be deemed to have resigned from any and all remaining positions (if any) he holds with the Company and its affiliates. Further, Executive agrees to take such actions and execute documents that the Company reasonably requests to effectuate such resignations in Section 1(a)(i) above or Section 1(a)(ii).

(iii) At-Will Employment. During the Transition Period, Executive will continue to be a full-time, at-will employee and will be expected to perform the transition and other related duties referenced above to the reasonable satisfaction of the CEO.

(iv) Compensation and Benefits During Transition Period.

(A) Salary. The Company will continue to pay Executive’s base salary at his current rate during the Transition Period, less applicable withholdings, and in accordance with the Company’s regular payroll practices.

(B) Health Insurance Benefits. Executive’s health insurance benefits with the Company shall continue on the same terms and conditions during the Transition Period.

(C) Incentive Compensation. Subject to the Release Requirements discussed below, Executive will be eligible to receive his bonus under the Company’s short-term incentive plan (“STIP”) for the 2023 annual performance period, in the amount determined under the STIP based on the achievement of performance goals, which, if earned, would be paid at the time STIP bonuses are paid to other executives of the Company (the “2023 STIP Bonus”). For the avoidance of doubt, the payment of the 2023 STIP Bonus is not guaranteed and is subject to the performance conditions being met. Executive will not be entitled to participate in the STIP for the 2024 annual performance period (“2024 STIP”). As

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a condition to receiving the 2023 STIP Bonus and the Separation Payment (defined below), Executive must (1) abide by the terms of this Agreement, in all material respects, and the material provisions of the applicable confidentiality agreement and Separation Plan (as defined below), and (2) execute and not revoke a release of claims and covenant not to sue in favor of the Releasees (as defined below) both on the Effective Date in this Agreement and then upon the Separation Date through Exhibit A attached hereto (collectively, the “Release Requirements”)

(D) Employee Benefits. Executive’s other Company employee benefits will continue during the Transition Period, subject to the terms of the applicable policies and plans.

(E) Equity Awards. Executive will continue to vest under any outstanding time-based and performance-based restricted stock unit awards covering shares of Company common stock (“Shares”) that are outstanding as of the Effective Date (“Equity Awards”) under the 2014 Incentive Plan and 2022 Incentive Plan (and associated award agreements) (collectively, the “Equity Documents”) up to the Separation Date. For the avoidance of doubt, any equity that does not vest in accordance with its terms prior to the Separation Date shall be forfeited. Executive shall not be eligible for any vesting after the Separation Date or be eligible for any additional grants under the Equity Documents. Executive is aware that the Company’s clawback policies may impact Executive’s awarded prior short-term and long-term compensation.

(F) No Other Benefits. Executive acknowledges that his continued employment during the Transition Period and the transition and separation provided hereunder, does not trigger any other benefits than what is provided for in this Agreement or under applicable law.

(b) Separation Compensation & Benefits. Subject to the Release Requirements and such release becoming fully effective (i.e., no further right of revocation), and given the involuntary termination, Executive will be entitled to the following payment and benefits after the Separation Date as set forth in Company’s Key Executive Change in Control and Severance Plan and associated Participation Agreement (adopted in 2022) (the “Separation Plan”):

(i) a lump sum payment equal to his annual base salary of Four Hundred and Fifty Two Thousand and Six Hundred and Thirty Two Dollars ($452,632), less applicable withholdings, to be made in the first regular payroll cycle period after such release in Exhibit A is duly signed and the expiration of the 7-day revocation period has occurred.

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(ii) Executive shall be offered COBRA continuation following the conclusion of the Transition Period to the extent required by law, and provided that Executive timely elects continuation of medical benefits pursuant to COBRA, and does not become eligible for medical benefits under any other employer plan, the Company will directly pay Executive’s monthly COBRA premium payment for a period not to exceed twelve (12) months. This benefit is limited to the level of coverage you elected during your employment, on the same terms and conditions generally afforded to the Company’s active employees and subject to the rules and regulations governing COBRA.

2. General Release of Claims and Covenant Not to Sue. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, “Releasees”). Executive, on Executive’s behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action (collectively, “Claims”) relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any Releasee arising from any omissions, acts, facts, or damages occurring from the beginning of time up to and including the date Executive signs this Agreement, including, without limitation:

(a) any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship, including any claims related to any other agreement or severance plan with the Company;

(b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any federal, state, or local law;

(c) any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

(d) any and all claims for violation of any federal, state, or municipal statute, rule, ordinance, or regulation, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the Florida Civil Rights Act (§§ 760.01 to 760.11, Fla. Stat.); the Florida Whistleblower Protection Act (§§ 448.101 to 448.105, Fla. Stat.); the

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Florida Workers' Compensation Retaliation provision (§ 440.205, Fla. Stat.); the Florida Minimum Wage Act (§ 448.110, Fla. Stat.); Florida Wage Discrimination Law (§ 448.07, Fla. Stat); Article X, Section 24 of the Florida Constitution; and the Florida Fair Housing Act (§§ 760.20 to 760.37, Fla. Stat.); the Oregon Equality Act, the Oregon Age Discrimination Law, the Oregon Discrimination Against Injured Workers Law, the Oregon Disability Discrimination Law, the Oregon Family Leave Act, the Oregon Whistleblower Protection Statute, the Oregon Wage and Hour Law, the Oregon Equal Pay Law, and the Oregon Minimum Wage and Employment Conditions Law;

(e) any and all claims for violation of the federal or any state constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

This release covers both Claims that Executive knows about, and those that Executive may not know about. This releases all waivable claims, including those of which Executive is not aware of and those not specifically mentioned in this Agreement. By signing this Agreement, Executive is forever giving up Executive’ right to make the aforementioned Claims or demands.

Executive agrees that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything to the contrary, the Company, on behalf of itself and its Releasees, acknowledges and agrees that (1) neither this Section nor any other provision of this Agreement extends to or releases (A) any obligations under this Agreement, (B) any right Executive may have to unemployment compensation benefits or workers’ compensation benefits, (C) any current or future rights Executive has or may have to defense, indemnification (or similar protection) and/or insurance coverage due to his status as an officer, director or employee and/or former officer, director or employee of the Company or any subsidiary thereof, pursuant to this Agreement and any and all pre-existing or existing applicable contracts, insurance policies, articles of incorporation, by-laws, statutes, common law obligations or otherwise, (D) any claims Executive may have in his capacity as a shareholder of the Company, (E) any claims or charges Executive can file with any Government Agencies (as defined below) in connection with Executive’s employment or separation from employment with the Company, or reporting possible violations of federal, state, or local law or regulation as protected under applicable whistleblower provisions to any such government agency or entity, or (F) any claims that cannot be released as a matter of law, and (2) Executive retains all of such rights and claims listed immediately above in (A) through (F). Any disputed wage claims that are released herein will be subject to binding arbitration in accordance with this Agreement, except as required by applicable law.

3. No Admission of Liability. The signing of this Agreement, the Transition Period Employment (Section 1(a)) and the payment of the Separation Compensation & Benefits (Section 1(b)), and the conferring of any other consideration upon Executive is not an admission by the Company of fault or potential liability on the part of the Company. Rather, this Agreement is entered into in an effort to provide Executive with an orderly transition, a separation package and to end the parties’ employment relationship on an amicable basis. Executive agrees that neither this Agreement nor any of its terms shall be offered or admitted into evidence or

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referenced in any judicial or administrative proceedings for the purpose or with the effect of attempting to prove fault or liability on the part of the Company, except as may be necessary to consummate or enforce the express terms of this Agreement.

4. Confidentiality and Non-Disparagement.

(a) Executive agrees not to disclose confidential, sensitive, or proprietary information concerning the Company obtained by his during employment with the Company. For purposes of this Agreement, “confidential, sensitive, or proprietary” information would include, without limitation, all materials and information (whether written or not) about the Company’s services, products, processes, research, customers, personnel, finances, purchasing, sales, marketing, accounting, costs, pricing, improvements, discoveries, software, business methods and formulas, inventions, and other business aspects of the Company which are not generally known and accessible to the public at large or which provide the Company with a competitive advantage.

(b) Executive agrees that he will not: (1) make, or cause to be made, any statements, whether in public or private, and whether written, oral, or otherwise, to representatives of any press or media, Company employee, customer or vendor, which is defamatory, false, or disparaging of the Company, its reputation, or the character, competence or reputation of any officer, director, executive, employee, partner, or agent of the Company or any of its affiliated entities; (2) directly or indirectly provide information, issue statements, or take any action that would be reasonably likely to damage the Company’s reputation, cause the Company embarrassment or humiliation, or otherwise cause or contribute to the Company being held in disrepute; (3) directly or indirectly seek to cause any person or organization to discontinue or limit their current employment or business relationship with the Company; or (4) encourage or assist others to issue such statements or take such actions prohibited in this Section. This non-disparagement provision shall not apply to any statements made by Executive under oath pursuant to a legal proceeding or requirement, or pursuant to any rights Executive retains pursuant to applicable law, including but not limited to the National Labor Relations Act.

(c) Notwithstanding anything herein to the contrary, any confidentiality, non-disclosure, non-disparagement or similar provision in this Agreement does not prohibit or restrict Executive (or his attorney) from filing a charge or complaint with, initiating communications directly with, or responding to any inquiry from, or providing testimony before, the U.S. Securities and Exchange Commission, Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, any other self-regulatory organization, or any other federal, state, or local regulatory authority or governmental agency or commission (collectively, “Government Agencies”), regarding this Agreement or its underlying facts or circumstances. Nothing in this Agreement limits Executive’s rights under the National Labor Relations Act, including but not limited to Executive’s right to self-organization, to form, join, or assist labor organizations, to bargain collectively through representatives of his own choosing, and to engage in other concerted activities for collective bargaining or other mutual aid or protection, as well as the right to refrain from any or all such activities. Furthermore, nothing in this Agreement limits Executive’s right to (i) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including

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providing documents or other information, without notice to the Company; (ii) receive an award for information provided to any Government Agencies; (iii) report any allegations of unlawful conduct, including alleged criminal conduct or unlawful discrimination, harassment, or retaliation, to any Government Agencies; (iv) testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged discrimination, harassment, or retaliation by the Company or its agents or employees when required or requested by a court order, subpoena, or written request from an administrative agency or the legislature; (v) or make truthful statements or disclosures about alleged unlawful discrimination, harassment, or retaliation.

(d) Defend Trade Secrets Act. Executive is advised that under the Defend Trade Secrets Act an individual will not be held criminally or civilly liable under any federal or state trade-secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, Executive understands if disclosure of Company trade secrets was not done in good faith under the above, Executive will be subject to substantial damages, including punitive damages and attorney's fees.

5. Return of Property. Executive agrees that no later than the conclusion of the Transition Period he will have returned all Company business records and property, including as applicable all financial files, notes, cell phone, keys, contracts, employee records, files, correspondence, thumb drives, or the like containing information which was provided by the Company or obtained as a result of Executive’s employment relationship with the Company. The Executive may keep his computer once it has been wiped of all Company information.

6. Future Assistance.  In partial consideration for receiving the consideration set forth herein, Executive agrees that after the Transition Period and Separation Date, he will reasonably cooperate and make himself reasonably available to the Company in the event his assistance is needed to locate, understand, or clarify work previously performed by him or other work-related issues relating to his employment. Executive further agrees, upon the Company’s request, to cooperate, assist and make himself reasonably available to the Company or its attorneys, on an as-needed basis, to provide information related to the Company’s operations, as well as any disputes and/or lawsuits which are pending or which may arise in the future, related in any way to issues of which Executive had personal knowledge or involvement during the term of employment with the Company. This may include, but is not limited to, making himself reasonably available to provide information to the Company’s attorneys, providing truthful and accurate sworn testimony in the form of deposition, affidavit and/or otherwise requested by the Company or providing testimony to government agencies. Given Executive’s position as an executive employee, if he is contacted by a governmental agency to provide information related to the Company, he agrees to contact the Company’s General Counsel prior to providing any information or response to the governmental agency in order to provide the Company with a meaningful opportunity to respond to such a request. To the extent permitted by applicable law, Executive also agrees to permit the Company’s attorneys to be present during any interview he may be required to give with any governmental entity.

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7. Non-Competition. In order to protect the Company’s trade secrets and confidential information, third-party goodwill and other legitimate business interests, Executive acknowledges and agrees that during the Transition Period and for a period of two (2) years after the conclusion of the Transition Period (the “Restricted Period”), Executive will not, without the Company’s express written permission, directly or indirectly, assist, be employed by, consult with, or provide services to any FARO Competitor. Executive understands and agrees that, during the Restricted Period, he is and will be subject to the restrictions set forth in this Section in any geographic territory where the Company conducts business, including without limitation, the continental United States, Europe, and Asia. “FARO Competitor” means (i) any business or enterprise that provides goods and/or services similar to or competitive with the Company (each such business or enterprise, a “Competitor”), or (ii) any of such Competitor’s subsidiaries, affiliates, agents or distributors, irrespective of whether the subsidiary, affiliate, agent or distributor itself provides goods and/or services similar to or competitive with the Company. As used in this definition, “affiliate” includes any entity, business or enterprise that, directly or indirectly, controls a Competitor or is under common control through another person or entity with a Competitor. The terms “controls,” “controlled by,” and “under common control” mean, when used with respect to any specified legal entity, the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The term “assist” includes any direct or indirect interest in any enterprise, whether as a stockholder, member, partner, joint venture, franchisor, franchisee, executive, consultant or otherwise (other than by ownership of less than two percent (2%) of the stock of a publicly held corporation) or rendering any direct or indirect service or assistance to any FARO Competitor.

8. Non-Solicitation. During the Restricted Period, Executive shall not, without the prior written permission of the Company, directly or indirectly, for himself or on behalf of any other person or entity, (i) solicit, call upon, encourage or contact, or attempt to solicit, call upon, encourage or contact any customer or prospective customer of the Company or any of its subsidiaries for purposes of providing products or services competitive with those products or services offered by the Company or any of its subsidiaries or causing such person or entity to terminate their business relationship with the Company or any of its subsidiaries, or (ii) solicit or induce, or attempt to solicit or induce, any employee of the Company or any of its subsidiaries to terminate his or her relationship with the Company or any of its subsidiaries and/or to enter into an employment or agency relationship with Executive or with any other person or entity with whom Executive is affiliated, provided that the restriction in this Section shall apply only to employees of the Company or any of its subsidiaries with whom Executive worked by virtue of and during his employment with the Company.

9. Section 409A. The provisions of this Agreement will be administered, interpreted and construed in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended, the regulations issued thereunder, or any exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). Each payment under this Agreement shall be considered a separate and distinct payment. Executive shall have no right to designate the date of any payment under this Agreement. Executive will not be considered to

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have terminated employment with the Company and its affiliates for purposes of any payments under this Agreement which are subject to Section 409A until Executive would be considered to have incurred a “separation from service” (within the meaning of Section 409A). To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable pursuant to this Agreement or any other arrangement between Executive and the Company and its affiliates during the six (6) month period immediately following Executive’s separation from service will instead be paid on the first business day after the date that is six (6) months following Executive’s separation from service (or, if earlier, Executive’s date of death). Nothing contained in this Agreement shall constitute any representation or warranty by the Company regarding compliance with Section 409A or any other applicable provision of federal, state, local or other tax law. The Company has no obligation to take any action to prevent the assessment of any tax under Section 409A or any other applicable provision of federal, state, local or other tax law, and neither the Company, nor any of the FARO Companies, shall have any liability to Executive or any other person with respect thereto.

10. Arbitration. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, AND ANY OF THE MATTERS HEREIN RELEASED, WILL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES WILL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN ORANGE COUNTY, FLORIDA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR WILL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE FEDERAL RULES OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR WILL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR WILL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD REASONABLE ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR WILL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION WILL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION WILL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY WILL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY

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DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT WILL GOVERN.

11. Employment Status. Executive agrees that he shall not represent himself to be an employee of FARO Technologies, Inc. after the Separation Date. Executive agrees to change his employment status within three (3) calendar days after the Separation Date on any social media sites (e.g., LinkedIn, Facebook, and the like), curriculum vitae, or other external communications to revise or remove representations of any current employment relationship between Executive and the Company.
12. No Re-Employment. In exchange for the consideration herein, Executive agrees not to knowingly apply for, solicit, seek, or otherwise attempt to obtain or accept employment with or to provide services in any manner to the Company, or any of its respective parents, agents, servants, officers, directors, employees, predecessors, subsidiaries, affiliates and successors. Executive further agrees that the Company shall not be under any obligation to employ or contract with his and that, should any application be made by him, the Company and any of its respective parents, agents, servants, officers, directors, employees, predecessors, subsidiaries, affiliates and successors shall not have any obligation to process that application or to hire Executive. Executive acknowledges that this clause is not retaliatory and that the failure to process the application or to hire him based exclusively upon the Parties' arms-length bargaining and shall not constitute a violation of any local, state or federal law.
13.Employment Verification. In the event a prospective employer requests the Company to verify Executive’s employment, the Parties agree that the Company will only disclose the dates of his employment and position held by Executive. No further information will be provided. Executive shall instruct prospective employers to contact the Human Resources Department, regarding any such employment verification requests.
14.Requests for Information and Testimony. Executive agrees that, in the event Executive is contacted by any person or entity seeking information or testimony from Executive in connection with Executive’s or others’ employment, duties or activities at the Company (including, without limitation, knowledge Executive came into possession of in connection with Executive’s employment with the Company), Executive shall, to the extent permitted by law, (i) prior to providing any such information or testimony and within 4 days of receipt of such request, advise the Company that such information or testimony is sought, (ii) cooperate with the Company and its representatives (including its counsel) in connection with the request for such information or testimony; and (iii) refuse to provide such information or testimony absent legal requirement to do so. If Executive is legally required to comply with such request for information or testimony (e.g., if such request is in the form of a subpoena or other legal process), to the extent permitted by law, Executive shall, and in advance of providing any response and within four (4) days of receipt of such request, provide written notice to the Company of such request so that it may seek to assert its rights and interests in connection with such request. Nothing in this Agreement shall prohibit or restrict Executive from providing information to or otherwise cooperating with a governmental or law enforcement organization.
15.Acknowledgments and Affirmations.

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(a)Executive affirms that Executive has not filed, caused to be filed, or presently is a party to any claim against the Company. Executive further agrees, promises and covenants that neither Executive nor any other person, organization or entity acting on Executive’s behalf, will file, charge, claim, sue or cause or permit to be filed or charged, any action or claim for damages or other relief (including, but not limited to, injunctive, declaratory or other equitable relief) against the Company, concerning, relating to, or arising out of any matter occurring at any time in the past and up to and including the date Executive signs this Agreement, including but not limited to any and all claims for relief and/or damages which relate to, concern or arise out of Executive’s employment with the Company. In the event of a breach of this Section, Executive agrees to hold harmless and indemnify the Company from and against any and all losses, costs, damages, penalties, fines, judgments, interest or expenses including, without limitation, attorneys’ fees, incurred by the Company by reason of any such claims asserted by Executive, or by any person, organization or other entity acting on his behalf or with his permission or cooperation.
(b)Executive also affirms that Executive has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled. Executive affirms that Executive has been granted any leave to which Executive was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.
(c)Executive further affirms that Executive has no known workplace injuries or occupational diseases, and that Executive has not been subjected to sexual harassment, sexual abuse or a hostile work environment based on gender.
(d)Executive also affirms that Executive has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company’s policies and Executive’s agreement(s) with the Company and/or common law.
(e)Executive further affirms that Executive is not aware of any violations of any applicable federal, state, or local law or regulation committed by Executive or any other Company employee that occurred during Executive’s employment with the Company, and Executive has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud. Both Parties acknowledge that this Agreement is not intended to, and shall not, prohibit or restrict Executive from filing a charge with a government agency or entity (such as the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, or the U.S. Securities and Exchange Commission), testifying, assisting, or otherwise participating in an investigation with any such government agency or entity in connection with Executive’s employment or separation from employment with the Company, or reporting possible violations of federal, state, or local law or regulation as protected under applicable whistleblower provisions to any such government agency or entity.
16.Miscellaneous.

(a) Executive shall pay all damages (including, but not limited to, litigation and/or defense costs, expenses, prejudgment interest, and reasonable attorneys’ fees) incurred by the Company as a result of Executive’s material breach of this Agreement.

(b) Executive agrees that the Company shall have no other obligations or liabilities to him except as provided herein. This Agreement will be governed by the laws of the State of Florida, without regard for choice-of-law provisions, except that any dispute regarding the enforceability

Transition and Separation Agreement (2023)

of the arbitration section of this Agreement will be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in Orange County, Florida. Except as otherwise provided for herein, this Agreement constitutes the entire agreement between the Company and Executive on the matters described herein and it shall not be modified unless in writing and executed by a duly authorized officer of the Company. The provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

(c) Except as otherwise provided in Section 1 of this Agreement and assuming Executive does not breach the terms of this Agreement, this Agreement shall generally have no effect on Executive’s entitlement to other benefits earned and vested prior to the conclusion of the Transition Period. For the avoidance of doubt, the Executive (i) is not entitled to any other severance benefits, (ii) not entitled to participate in the 2024 STIP and (iii) any equity that does not vest in accordance with its terms prior to the Separation Date shall be forfeited.

(d) EXECUTIVE ACKNOWLEDGES THAT HE VOLUNTARILY ENTERS INTO THIS AGREEMENT WITH A FULL AND COMPLETE UNDERSTANDING OF ITS TERMS AND LEGAL EFFECT. EXECUTIVE REPRESENTS THAT HE WAS ADVISED TO CONSULT WITH AN ATTORNEY ABOUT THE PROVISIONS OF THIS AGREEMENT BEFORE SIGNING BELOW.

(e) Executive further represents that by entering into this Agreement, Executive is not relying on any statements or representations made by the Company, its officers, directors, agents, or employees, which are not specifically incorporated in this Agreement; rather, Executive is relying upon Executive’s own judgment and the advice of Executive’s attorney, if applicable.

(f) The offer embodied in this Agreement shall remain open and capable of acceptance by Executive until twenty-one (21) days, after which time the offer shall be revoked. Executive acknowledges that he has been given at least 21 calendar days from the date of this Agreement to accept the terms of this Agreement, although he may accept it at any time within those 21 days. After Executive executes this Agreement, Executive will still have an additional 7 days in which to revoke his acceptance. To revoke, Executive must notify the Company’s General Counsel in writing delivered via hand delivery or certified mail, return receipt requested, and the Company’s General Counsel must receive such written notification before the end of the 7-day revocation period. If Executive does not execute this Agreement within the 21-day period, or if he timely revokes this Agreement during the 7-day revocation period, this Agreement will not become effective and he will not be entitled to the Separation Compensation provided for in Section 2 above, and he will return to the Company any and all separation compensation already received by him under this Agreement.

(g) This Agreement may not be revoked at any time after the expiration of the 7-day revocation period referenced in subsection (f) above. This Agreement is not intended to and shall not affect the right of Executive to file a lawsuit, complaint or charge that challenges the validity of this Agreement under the Older Workers Benefit Protection Act, 29 U.S.C. §626(f), with respect to claims under the ADEA. Executive agrees, however, that, with the exception of an action to challenge his waiver of claims under the ADEA, if he ever attempts to make, assert or prosecute any claim(s) covered by the General Release and Covenant Not to Sue in Section 2, he

Transition and Separation Agreement (2023)

will, prior to filing or instituting such claim(s), return to the Company any and all the separation compensation payments already received by his under this Agreement, plus interest at the highest legal rate, and, with the exception of an action to challenge him waiver of claims under the ADEA, if the Company prevails in defending the enforceability of any portion of the Agreement or in defending itself against any such claim, he will pay the Company’s reasonable attorneys’ fees and costs incurred in defending itself against the claim(s) and/or the attempted revocation, recession or annulment of all or any portion of this Agreement.

(h) The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon the successors and assigns of the Company and by this subsection (h), Executive expressly consents to the Company’s right to assign this agreement. This Agreement cannot be assigned by Executive.

(i) This Agreement sets forth the entire agreement between the parties concerning the termination of Executive’s employment with the Company and supersedes any other written or oral promises concerning the subject matter of this Agreement.

(j) This Agreement may be signed in counterparts or transmitted by electronic means, but shall be considered duly executed if so signed by the parties.

[REMAINDER OF THIS PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

Transition and Separation Agreement (2023)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year indicated below.

FARO TECHNOLOGIES, INC.

/s/ Peter J. Lau
By: Peter J. Lau
Its: President & Chief Executive Officer
Date: January 12, 2024

EXECUTIVE

/s Allen Muhich
By: Allen Muhich
Date: January 12, 2024

Transition and Separation Agreement (2023)

Transition and Separation Agreement (2023)

EXHIBIT A
[TO BE SIGNED AT SEPARATION]
ADDITIONAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE

This Additional Release of Claims and Covenant Not to Sue (the “Additional Release”) is referenced in the Transition and Separation Agreement, dated as of April _, 2024, by and between Allen Muhich (“Executive”) and FARO Technologies, Inc. (“Company”) (the “Agreement”). Terms not defined below shall be defined in the Agreement.

General Release of Claims and Covenant Not to Sue. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, “Releasees”). Executive, on Executive’s behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any Releasee arising from any omissions, acts, facts, or damages occurring up until and including the date Executive signs this Additional Release, including, without limitation:

(a) any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship, including any claims related to any other agreement or severance plan with the Company;

(b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

(d) any and all claims for violation of any federal, state, or municipal statute, rule, ordinance, or regulation, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the Florida Civil Rights Act (§§ 760.01 to 760.11,

Transition and Separation Agreement (2023)

Fla. Stat.); the Florida Whistleblower Protection Act (§§ 448.101 to 448.105, Fla. Stat.); the Florida Workers' Compensation Retaliation provision (§ 440.205, Fla. Stat.); the Florida Minimum Wage Act (§ 448.110, Fla. Stat.); Florida Wage Discrimination Law (§ 448.07, Fla. Stat); Article X, Section 24 of the Florida Constitution; and the Florida Fair Housing Act (§§ 760.20 to 760.37, Fla. Stat.); the Oregon Equality Act, the Oregon Age Discrimination Law, the Oregon Discrimination Against Injured Workers Law, the Oregon Disability Discrimination Law, the Oregon Family Leave Act, the Oregon Whistleblower Protection Statute, the Oregon Wage and Hour Law, the Oregon Equal Pay Law, and the Oregon Minimum Wage and Employment Conditions Law;

(e) any and all claims for violation of the federal or any state constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of the Agreement; and

(h) and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Additional Release will be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything to the contrary, the Company, on behalf of itself and its Releasees, acknowledges and agrees that (1) neither this Section nor any other provision of the Agreement extends to or releases (A) any obligations under the Agreement, (B) any right Executive may have to unemployment compensation benefits or workers’ compensation benefits, (C) any current or future rights Executive has or may have to defense, indemnification (or similar protection) and/or insurance coverage due to his status as an officer, director or employee and/or former officer, director or employee of the Company or any subsidiary thereof, pursuant to the Agreement and any and all pre-existing or existing applicable contracts, insurance policies, articles of incorporation, by-laws, statutes, common law obligations or otherwise, (D) any claims Executive may have in his capacity as a shareholder of the Company, (E) any claims or charges Executive can file with the U.S. Securities and Exchange Commission, Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, any other self-regulatory organization, or any other federal, state, or local regulatory authority or governmental agency or commission in connection with Executive’s employment or separation from employment with the Company, or reporting possible violations of federal, state, or local law or regulation as protected under applicable whistleblower provisions to any such government agency or entity, or (F) any claims that cannot be released as a matter of law and (2) Executive retains all of such rights and claims listed immediately above in (A) through (F). Any disputed wage claims that are released herein will be subject to binding arbitration in accordance with the Agreement, except as required by applicable law.

SIGNATURE PAGE
ADDITIONAL RELEASE IN TRANSITION & SEPARATION AGREEMENT

EXECUTIVE

__________________________
By: Allen Muhich

Transition and Separation Agreement (2023)

Date: April __, 2024

Transition and Separation Agreement (2023)